SIXTH AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Sixth Amendment to Stock Purchase Agreement (this "Amendment") is made and entered into this 8th day of November, 2001, by and among Stilwell Financial Inc., a Delaware corporation ("Stilwell") and Thomas H. Bailey.

         WHEREAS, Stilwell and Thomas H. Bailey are parties to that certain Stock Purchase Agreement dated April 13, 1984, as amended by that certain Amendment to Stock Purchase Agreement dated January 4, 1985, that certain Second Amendment to Stock Purchase Agreement dated March 18, 1988, that certain Third Amendment to Stock Purchase Agreement dated February 5, 1990, that certain Fourth Amendment to Stock Purchase Agreement dated January 1, 1991, and that certain Assignment and Assumption Agreement and Fifth Amendment to Stock Purchase Agreement dated November 19, 1999 (collectively, "Stock Purchase Agreement");

         WHEREAS, the parties desire to amend the Stock Purchase Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereby agree to amend the Stock Purchase Agreement as follows:

         1. Paragraph 11.01 of the Stock Purchase Agreement shall be and hereby is amended and restated to read in its entirety as follows:

         "11.01. The parties hereto have agreed that the present management of JCC shall continue to operate the business of JCC, including the business of JMC prior to the merger of JMC into JCC, of providing investment advice and management services to Janus Fund, as hereinafter provided. Until the close of business on March 28, 2002, (i) Thomas H. Bailey shall continue to establish and implement policy with respect to the investment advisory and portfolio management activity of JCC, (ii) without Thomas H. Bailey's consent, Stilwell shall not cause JCC to implement, or impose on the management of JCC, any policies, conditions or restrictions regarding the policy referred to in (i) other than those which were in place at November 15, 1983, and (iii) any changes in management philosophy, style or approach influencing the management of JCC with respect to the policy referred to in (i) shall be mutually agreed to by Thomas H. Bailey and by Stilwell. In furtherance of this objective and until the close of business on March 28, 2002, Stilwell agrees to vote its JCC Shares to elect directors of JCC, at least a majority of whom shall be selected by Thomas
H. Bailey, subject to Stilwell's approval, which approval shall not be unreasonably withheld. Each of the preceding provisions set forth in this paragraph is expressly conditioned, however, upon such management and Thomas H. Bailey continuing to perform their respective duties with reasonable care and in a manner which is consistent with past practice and not contrary to the best interests of JCC."

         2. Except as expressly amended herein, the Stock Purchase Agreement shall remain in full force and effect.

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         3.     This Amendment may be executed in two or more counterparts, each of which shall be considered an original for all purposes, but all of which shall be construed as a single document. Faxed signatures of this Amendment shall be binding for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                  STILWELL FINANCIAL INC.


                                  By:        /s/ Landon H. Rowland
                                     ------------------------------------------
                                           Landon H. Rowland, President


                                             /s/ Thomas H. Bailey
                                     ------------------------------------------
                                                 Thomas H. Bailey